Exhibit 99.2
DemandTec Announces Fourth Quarter and
Fiscal Year 2010 Financial Results
SAN MATEO, Calif. – April 1, 2010 – DemandTec, Inc. (NASDAQ: DMAN), a leading provider of on-demand optimization solutions for retailers and consumer products companies, today announced financial results for the fourth quarter and fiscal year 2010 ended February 28, 2010.
“Fiscal year 2010 was a year of innovation at DemandTec, as demonstrated by our nextGEN strategy that combines category, brand, and shopper insights at the point of decision for our customers,” said Dan Fishback, President and Chief Executive Officer at DemandTec. “During fiscal year 2010, we were able to renew and expand strategic relationships with our customers to help them gain a competitive advantage by better understanding changing consumer behavior, positioning DemandTec to grow our business as the global economy recovers,” added Mr. Fishback.
Fourth Quarter Financial Highlights
Revenue:
•	Revenue was $19.6 million in the fourth quarter of fiscal year 2010, compared to $19.3 million in the fourth quarter of fiscal year 2009 and $20.1 million in the third quarter of fiscal year 2010.
Gross Profit:
•	GAAP gross profit was $13.2 million in the fourth quarter of fiscal year 2010, compared to gross profit of $13.3 million in fourth quarter of fiscal year 2009.
•	Non-GAAP gross profit, which excludes stock-based compensation expense and amortization of purchased intangibles, was $14.1 million in the fourth quarter of fiscal year 2010, representing a non-GAAP gross margin of 71.9%, compared to $14.0 million from the fourth quarter of fiscal year 2009.
GAAP Operating and Net Loss:
•	Loss from operations was $2.3 million in the fourth quarter of fiscal year 2010, compared to a loss from operations of $1.8 million in the fourth quarter of fiscal year 2009.
•	Net loss attributable to common stockholders was $2.6 million, or ($0.09) per share, in the fourth quarter of fiscal year 2010, compared to net loss attributable to common stockholders of $1.5 million, or ($0.06) per share, in the fourth quarter of fiscal year 2009.
Non-GAAP Operating and Net Income:
•	Non-GAAP income from operations, which excludes $2.2 million in stock-based compensation expense and $757,000 in amortization of purchased intangibles, was $646,000 in the fourth quarter of fiscal year 2010, compared to non-GAAP income from operations of $958,000 in the fourth quarter of fiscal year 2009.

•	Non-GAAP net income attributable to common stockholders was $412,000, or $0.01 per diluted share, in the fourth quarter of fiscal year 2010, compared to non-GAAP net income attributable to common stockholders of $1.2 million, or $0.04 per diluted share, in the fourth quarter of fiscal year 2009.
Cash:
•	The company generated $2.4 million in cash flow from operations and invested $1.3 million in capital expenditures, resulting in free cash flow of $1.1 million in the fourth quarter of fiscal 2010.
Fiscal Year 2010 Financial Highlights
Revenue:
•	Revenue was $79.1 million for fiscal year 2010, up 5.4% from $75.0 million in fiscal year 2009.
Gross Profit:
•	GAAP gross profit was $53.3 million for fiscal year 2010, compared to $51.7 million in fiscal year 2009.

•	Non-GAAP gross profit, which excludes stock-based compensation expense, amortization of purchased intangibles and restructuring charges, was $56.9 million for fiscal year 2010, up 5.4% from fiscal year 2009 and representing a non-GAAP gross margin of 72.0%.
GAAP Operating and Net Loss:
•	Loss from operations was $12.3 million for fiscal year 2010, compared to a loss from operations of $6.6 million for fiscal year 2009.

•	Net loss attributable to common stockholders was $11.8 million, or ($0.41) per diluted share, for fiscal year 2010, compared to net loss attributable to common stockholders of $5.0 million, or ($0.18) per diluted share, for fiscal year 2009.
Non-GAAP Operating and Net Income:
•	Non-GAAP income from operations was $2.1 million for fiscal year 2010, which excludes $9.7 million in stock-based compensation expense, $3.9 million in amortization of purchased intangibles and $775,000 in restructuring charges, compared to non-GAAP income from operations of $3.2 million for fiscal year 2009.

•	Non-GAAP net income attributable to common stockholders was $2.6 million, or $0.08 per diluted share, for fiscal year 2010, compared to non-GAAP net income attributable to common stockholders of $4.9 million, or $0.15 per diluted share, for fiscal year 2009.
Cash:
•	For fiscal year 2010, the company spent $6.8 million cash in operations and invested $2.5 million in capital expenditures, resulting in $9.3 million in negative free cash flow for the fiscal year.

•	Cash, cash equivalents and marketable securities at the end of fiscal year 2010 totaled $67.3 million, an increase of approximately $1.2 million from the end of the third quarter of fiscal year 2010.
Conference Call Information
DemandTec will host a conference call today, April 1, 2010, at 8:00 a.m. ET (5:00 a.m. PT) to discuss the company’s financial results and financial guidance. Those interested in participating in the call should dial 877-941-8631. A replay of the conference call will be available by calling 303-590-3030 using passcode 4281198 starting at approximately 11:00 a.m. ET on Thursday, April 1, 2010 and ending on Thursday, April 8, 2010. In addition, an archived webcast will be available on the Investor Relations page of the company’s website at http://investor.demandtec.com
About DemandTec
DemandTec (NASDAQ: DMAN) enables retailers and consumer products companies to optimize merchandising and marketing decisions, individually or collaboratively, to achieve their sales volume, revenue, and profitability objectives. DemandTec software services utilize DemandTec’s science-based software platform to model and understand consumer behavior. DemandTec customers include more than 230 leading retailers and consumer products manufacturers such as Ahold USA, Best Buy, ConAgra Foods, Delhaize America, General Mills, H-E-B Grocery Co., Hormel Foods, Monoprix, PETCO, Safeway, Sara Lee, The Home Depot, Wal-Mart and WH Smith. Connected via the DemandTec TradePoint Network™, DemandTec customers have collaborated online with over 3.0 million trade deals. For more information, please visit www.demandtec.com.
Forward-Looking Statements
This press release contains forward-looking statements regarding DemandTec’s expectations, hopes, plans, intentions or strategies, including statements about the company’s future financial performance, financial condition or results of operations, statements as to the plans of management for future operations, and statements as to management’s beliefs regarding the market’s interest in DemandTec’s services. We may, in some cases, use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” and similar expressions to identify these forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions that if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties include changes in our pricing policies or those of our competitors, fluctuations in demand for our software, our ability to develop and implement in a timely manner new software and enhancements that meet customer requirements, customer timely payment of invoices, any significant changes in the competitive dynamics of our market, including new entrants or substantial discounting of products, general economic conditions in the retail and consumer products markets, the impact of the recent global economic crisis or other adverse economic conditions, and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission (“SEC”). More information about these and other risks that may impact DemandTec’s business are set forth in DemandTec’s Annual Report on Form 10-K, as well as subsequent reports filed with the SEC. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements. Any future products, features or related specifications that may be referenced in this release are for information purposes only and are not commitments to deliver any technology or enhancement. DemandTec reserves the right to modify future product plans at any time.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons why management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled “Use of Non-GAAP Financial Measures” as well as the related tables. We anticipate disclosing forward-looking non-GAAP financial information in our conference call to discuss our fourth quarter and full fiscal year 2010 results, including an estimate of revenue, non-GAAP operating income and net earnings per share for the first quarter and full year fiscal 2011 that excludes stock-based compensation expenses and amortization of purchased intangible assets. We cannot readily estimate our expected stock-based compensation expenses for these future periods, as they depend upon such factors as our future stock price for purposes of computation.
A copy of this press release can be found on the investor relations page of DemandTec’s website at www.demandtec.com.
DemandTec Investor Contact:

Tim Shanahan
(650) 645-7103
tim.shanahan@demandtec.com
DemandTec Media Contact:

Armen Najarian
(650) 645-7170
armen.najarian@demandtec.com
DemandTec and the DemandTec logo are registered trademarks of DemandTec, Inc. DemandTec TradePoint Network is a trademark of DemandTec, Inc.
Source: DemandTec, Inc. (DMAN)

	DemandTec, Inc.
	Condensed Consolidated Balance Sheets
	(in thousands)
	February 28,	February 28,
	2010	2009
	(Unaudited)
Current assets:
Cash and cash equivalents	$21,335	$33,572
Marketable securities	36,068	46,426
Accounts receivable, net of allowances	13,984	11,000
Other current assets	3,127	4,230

Total current assets	74,514	95,228

Marketable securities, non-current	9,881	7,886

Property, equipment and leasehold improvements, net	4,777	5,429
Intangible assets	4,328	8,405
Goodwill	16,599	16,492
Other assets	563	715

Total assets	$110,662	$134,155

Current liabilities:
Accounts payable and accrued expenses	$12,441	$12,962
Deferred revenue	38,462	46,415
Notes payable, current	434	1,720
Merger consideration payable	1,000	12,343

Total current liabilities	52,337	73,440

Deferred revenue, non-current	459	2,400
Other long-term liabilities	928	1,666

Stockholders’ equity:
Common stock	145,629	133,348
Accumulated other comprehensive income	527	682
Accumulated deficit	(89,218)	(77,381)

Total stockholders’ equity	56,938	56,649

Total liabilities and stockholders’ equity	$110,662	$134,155

	DemandTec, Inc.
	Condensed Consolidated Statements of Operations
	(in thousands, except per share data)
	Year Ended February 28,		Three Months Ended February 28,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)	(Unaudited)
Revenue	$79,052	$75,005	$19,623	$19,330
Cost of revenue	25,760	23,331	6,395	5,996

Gross profit	53,292	51,674	13,228	13,334

Operating expenses:
Research and development	32,279	26,787	8,089	7,015
Sales and marketing	20,828	20,343	4,916	5,093
General and administrative	9,657	9,888	2,270	2,555
Restructuring charges	775	—	—	—
Amortization of purchased intangible assets	2,044	1,241	292	490

Total operating expenses	65,583	58,259	15,567	15,153

Loss from operations	(12,291)	(6,585)	(2,339)	(1,819)
Other income (expense), net	306	1,585	(242)	228

Loss before provision for income taxes	(11,985)	(5,000)	(2,581)	(1,591)
Benefit for income taxes	(148)	(47)	(8)	(48)

Net loss	$(11,837)	$(4,953)	$(2,573)	$(1,543)

Net loss per share — basic and diluted	$(0.41)	$(0.18)	$(0.09)	$(0.06)

Weighted shares used in per share calculation, basic and diluted	28,720	27,372	29,288	27,922

	DemandTec, Inc.
	Condensed Consolidated Statements of Cash Flows
	(in thousands)
	Year Ended February 28,		Three Months Ended February 28,
	2010	2009	2010	2009
	(Unaudited)		(Unaudited)	(Unaudited)
Operating activities:
Net loss	$(11,837)	$(4,953)	$(2,573)	$(1,543)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	3,009	2,930	724	781
Stock-based compensation expense	9,719	7,979	2,228	2,134
Amortization of purchased intangible assets	3,906	1,851	757	643
Other	(20)	266	24	87
Changes in operating assets and liabilities:
Accounts receivable	(3,027)	7,706	236	1,751
Other current assets	716	402	337	260
Other assets	8	761	89	540
Accounts payable and accrued liabilities	1,209	1,586	(899)	(1,786)
Accrued compensation	(596)	2,363	1,087	1,960
Deferred revenue	(9,866)	(7,078)	360	(1,804)

Net cash provided by (used in) operating activities	(6,779)	13,813	2,370	3,023

Investing activities:
Acquisition of Connect3	(12,544)	257	—	257
Purchases of property, equipment, and leasehold improvements	(2,513)	(3,117)	(1,280)	(823)
Purchase of marketable securities	(61,107)	(82,500)	(8,111)	(12,695)
Maturities of marketable securities	69,470	60,820	13,850	15,600
Purchase of intangible assets	—	(1,500)	—	(500)
Change in restricted cash	—	200	—	—

Net cash provided by (used in) investing activities	(6,694)	(25,840)	4,459	1,839

Financing activities:
Proceeds from issuance of common stock, net of repurchases	2,553	2,603	172	284
Payments on notes payable	(1,286)	(8)	—	—

Net cash provided by financing activities	1,267	2,595	172	284

Effect of exchange rate changes on cash and cash equivalents	(31)	(253)	(78)	(57)

Net increase (decrease) in cash and cash equivalents	(12,237)	(9,685)	6,923	5,089
Cash and cash equivalents at beginning of period	33,572	43,257	14,412	28,483

Cash and cash equivalents at end of period	$21,335	$33,572	$21,335	$33,572

	DemandTec, Inc.
	Reconciliation of GAAP to Non-GAAP Financial Measures
	(in thousands, except per share data)
	(unaudited)
	Year Ended February 28,		Three Months Ended February 28,
	2010	2009	2010	2009
GAAP cost of revenue	$25,760	$23,331	$6,395	$5,996
Deduct:
Stock-based compensation	(1,732)	(1,712)	(414)	(469)
Amortization of purchased intangible assets	(1,862)	(610)	(465)	(153)

Non-GAAP cost of revenue	$22,166	$21,009	$5,516	$5,374

GAAP gross profit	$53,292	$51,674	$13,228	$13,334
Add back:
Stock-based compensation	1,732	1,712	414	469
Amortization of purchased intangible assets	1,862	610	465	153

Non-GAAP gross profit	$56,886	$53,996	$14,107	$13,956

GAAP gross margin	67.4%	68.9%	67.4%	69.0%
Add back:
Stock-based compensation	2.2%	2.3%	2.1%	2.4%
Amortization of purchased intangible assets	2.4%	0.8%	2.4%	0.8%

Non-GAAP gross margin	72.0%	72.0%	71.9%	72.2%

GAAP research and development expense	$32,279	$26,787	$8,089	$7,015
Deduct stock-based compensation	(3,309)	(2,261)	(721)	(580)

Non-GAAP research and development expense	$28,970	$24,526	$7,368	$6,435

GAAP sales and marketing expense	$20,828	$20,343	$4,916	$5,093
Deduct stock-based compensation	(2,411)	(2,263)	(543)	(564)

Non-GAAP sales and marketing expense	$18,417	$18,080	$4,373	$4,529

GAAP general and administrative expense	$9,657	$9,888	$2,270	$2,555
Deduct stock-based compensation	(2,267)	(1,743)	(550)	(521)

Non-GAAP general and administrative expense	$7,390	$8,145	$1,720	$2,034

GAAP total operating expense	$65,583	$58,259	$15,567	$15,153
Deduct:
Stock-based compensation	(7,987)	(6,267)	(1,814)	(1,665)
Restructuring charges	(775)	—	—	—
Amortization of purchased intangible assets	(2,044)	(1,241)	(292)	(490)

Non-GAAP total operating expense	$54,777	$50,751	$13,461	$12,998

GAAP loss from operations	$(12,291)	$(6,585)	$(2,339)	$(1,819)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	14,400	9,830	2,985	2,777

Non-GAAP income from operations	$2,109	$3,245	$646	$958

GAAP net loss	$(11,837)	$(4,953)	$(2,573)	$(1,543)
Add back stock-based compensation, restructuring charges and amortization of purchased intangible assets	14,400	9,830	2,985	2,777

Non-GAAP net income	$2,563	$4,877	$412	$1,234

GAAP net loss per share, diluted	$(0.41)	$(0.18)	$(0.09)	$(0.06)
Non-GAAP net income per share, diluted	$0.08	$0.15	$0.01	$0.04

GAAP weighted shares outstanding, diluted	28,720	27,372	29,288	27,922
Add back dilutive effect of common stock equivalents on non-GAAP net income basis	3,824	4,372	3,355	4,009

Non-GAAP weighted shares outstanding, diluted	32,544	31,744	32,643	31,931

GAAP cash flow from operations	$(6,779)	$13,813	$2,370	$3,023

Deduct purchases of property, equipment and leasehold improvements	(2,513)	(3,117)	(1,280)	(823)

Non-GAAP free cash flow	$(9,292)	$10,696	$1,090	$2,200

Use of Non-GAAP Financial Measures
The accompanying press release dated April 1, 2010 contains non-GAAP financial measures. The above table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP measures include non-GAAP cost of revenue, gross profit, gross margin, operating expenses, income from operations, net income, net income per share amounts, weighted average shares outstanding and free cash flow.
Our non-GAAP financial measures exclude costs and expenses for (i) amortization of purchased intangibles, (ii) stock-based compensation and (iii) restructuring charges.
     Amortization of Purchased Intangible Assets. In accordance with GAAP, we amortize intangible assets acquired in connection with our company and technology acquisitions over the estimated useful lives of the assets. We exclude the amortization of purchased intangible assets from our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized. We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories. However, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.
     Stock-Based Compensation Expenses. We exclude stock-based compensation expense associated with equity incentives granted to employees, non-employees and non-executive directors in our non-GAAP financial measures. While stock-based compensation is a significant component of our expenses, we believe that investors may wish to exclude the effects of stock-based compensation expense in comparing our financial performance with that of other companies.
     Restructuring Charges. We have excluded restructuring charges associated with a reduction in our workforce as a result of synergies gained through our acquisition of Connect3 Systems, Inc., and with the consolidation and relocation of our corporate headquarters, from our non-GAAP financial measures for the twelve months ended February 28, 2010. We have excluded expenses associated with these actions because they are non-recurring and because we believe investors may wish to exclude the effects of these actions in evaluating our financial performance for the quarter.
Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures. They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP. In addition, our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time and may differ from non-GAAP financial measures with the same or similar names used by other companies. Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.